As filed with the Securities and Exchange Commission on October 4, 2021

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933
MGP INGREDIENTS, INC.
(Exact name of registrant as specified in its charter)

Kansas	45-4082531
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Commercial Street, Box 130
Atchison, Kansas 66002
(913) 367-1480
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Thomas J. Lynn
Vice President, General Counsel and Corporate Secretary
100 Commercial Street, Box 130
Atchison, Kansas 66002
(913) 367-1480
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Patrick J. Respeliers, Esq. B. Scott Gootee, Esq. Stinson LLP 1201 Walnut, Suite 2900 Kansas City, Missouri 64106 (816) 842-8600

Approximate date of commencement of proposed sale to the public:
From time to time or at one time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, without par value
Warrants(2)
Units(3)
Debt Securities
(1)    An unspecified amount of securities of each identified class of securities to be offered at indeterminate prices is being registered hereby for possible issuance from time to time pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee and will pay such fee on a pay-as-you-go basis.
(2)     Represents warrants to purchase common stock issued by MGP Ingredients, Inc.
(3)     Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS

MGP Ingredients, Inc.
Common Stock
Warrants
Units
Debt Securities

MGP Ingredients, Inc. (“MGP”) may from time to time offer to sell its common stock, warrants, units, or debt securities. MGP’s common stock is listed on The Nasdaq Global Select Market and trades under the ticker symbol “MGPI.”
We refer to MGP’s common stock, warrants, units, and debt securities collectively as the “securities” in this prospectus. The debt securities may consist of debentures, notes or other types of debt and may be guaranteed by certain of our subsidiaries.
MGP may offer and sell securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time MGP offers securities for sale, specific information about the offering and the specific terms of the securities offered will be provided in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus.
In addition, certain selling securityholders to be identified in supplements to this prospectus may offer and sell these securities from time to time.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you make your investment decision.
MGP may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders. The applicable prospectus supplement will provide the specific terms of the plan of distribution.

Investing in these securities involves risks, including the risk factors described in MGP’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the Securities and Exchange Commission (the “SEC”), on May 5, 2021, the risk factors described under the caption “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and/or the risk factors, if any, set forth in MGP’s other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as referenced in “Where You Can Find More Information” on page 1 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 4, 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION BY REFERENCE	1
FORWARD-LOOKING STATEMENTS	2
OUR COMPANY	3
RISK FACTORS	3
USE OF PROCEEDS	3
DESCRIPTION OF SECURITIES	3
SELLING SECURITYHOLDERS	3
PLAN OF DISTRIBUTION	3
LEGAL MATTERS	4
EXPERTS	4

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein, as well as any accompanying prospectus supplement. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please refer to that agreement or document for a complete description of these matters.
You should read this prospectus and any accompanying prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to under the caption “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of the applicable document. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus nor any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after the date of this prospectus or any such accompanying prospectus supplement. Any information in subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement.
We have not authorized anyone else to provide you with any other information. We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
References to “MGP” are to MGP Ingredients, Inc., a Kansas corporation. Unless otherwise expressly stated herein or the context otherwise requires, references to “us,” “we” or “our” refer to MGP Ingredients, Inc. and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
MGP files annual, quarterly, and current reports, proxy statements, and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding MGP. MGP’s SEC filings can also be found on its website (http://www.mgpingredients.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on MGP’s website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement, or MGP’s SEC filings.
Statements contained in this prospectus concerning the contents of any document to which we refer you are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.
 INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, and (ii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Item 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 25, 2021;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 5, 2021;

•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 4, 2021;
•our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 26, 2021, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020;
•our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021, April 1, 2021, May 20, 2021, June 21, 2021, July 13, 2021, October 4, 2021 and on Form 8-K/A filed on June 17, 2021; and
•the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 000-17196) filed September 23, 1988, as updated by the description of our Common Stock contained in Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including any subsequently filed amendments and reports updating such description.
You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address:
MGP Ingredients, Inc.
100 Commercial Street, Box 130
Atchison, Kansas 66002
(913) 367-1480
Attention: Investor Relations
FORWARD-LOOKING STATEMENTS
This prospectus, including the information included or incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, the management of MGP may make forward-looking statements to analysts, investors, representatives of the media and others. Forward-looking statements include statements that refer to expectations, projections, or other characterizations of future events or circumstances and are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “assume,” “intend,” “plan,” “forecast,” “explore,” “predict,” “project,” “view,” “will,” “may,” “might,” “aim,” “target,” “intend,” “can,” “could,” “should,” “continue,” “build,” “improve,” “growth,” “increase,” “probably,” “potential,” “strategy,” “seek,” “objective” or the negatives thereof and other similar expressions.
These forward-looking statements, which reflect MGP’s management’s beliefs, objectives and expectations as of the date of this prospectus, or in the case of any information included or incorporated by reference, as of the date of those documents, are necessarily estimates. Achievement of the expressed beliefs, objectives and expectations is subject to risks and uncertainties that could cause actual results to differ materially. Factors that may cause MGP’s results to differ materially from those described in the forward-looking statements can be found in MGP’s filings with the SEC, including our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety.
You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any information included or incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to MGP or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, MGP undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.This prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

OUR COMPANY
MGP Ingredients, Inc.

MGP is a leading producer and supplier of premium distilled spirits, branded spirits, and food ingredient solutions. Distilled spirits include premium bourbon and rye whiskeys and grain neutral spirits, including vodka and gin. Our distilled spirits are either packaged and sold under our own brands to distributors or sold, directly or indirectly, to manufacturers of other branded spirits. MGP’s branded spirits include a wide spectrum of brands across numerous segments. MGP is also a top producer of high quality industrial alcohol for use in both food and non-food applications. Our protein and starch food ingredients provide a host of functional, nutritional, and sensory benefits for a wide range of food products to serve the packaged goods and food service industries. Our industrial alcohol and ingredient products are sold directly, or through distributors, to commercial end-users, manufacturers and processors of finished packaged goods or to bakeries. Our distilled spirits and industrial alcohol are derived from corn and other grains, and our ingredient products are derived primarily from wheat flour.

MGP Ingredients, Inc. was incorporated in 2011 in Kansas, continuing a business originally founded by Cloud L. Cray, Sr. in Atchison, Kansas in 1941. Our offices are located at 100 Commercial Street, Box 130, Atchison, Kansas 66002, and our telephone number is (913) 367-1480.
RISK FACTORS
Investing in our securities involves risks. Please carefully consider the risk factors described in MGP’s periodic and current reports filed with the SEC, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation By Reference.” Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include or incorporate by reference in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.
USE OF PROCEEDS
Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include the refinancing of existing debt. The prospectus supplement relating to an offering may contain a more detailed or different description of the use of proceeds. We will not receive any proceeds from any sale of securities by any selling securityholders.
DESCRIPTION OF SECURITIES
MGP may offer and sell securities from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time MGP offers securities for sale, specific information about the offering and the specific terms of the securities offered will be provided in a supplement to this prospectus. A prospectus supplement may also add to or update information contained in this prospectus. MGP may issue debt securities that are guaranteed by one or more of its subsidiaries, in which case the registration statement to which this prospectus relates will be amended to include such guarantees prior to such offering.
SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings MGP makes with the SEC under the Exchange Act that are incorporated herein by reference.
PLAN OF DISTRIBUTION
MGP may offer and sell the securities covered by this prospectus to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. The specific plan of distribution will be provided for any securities to be offered in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Stinson LLP, Kansas City, Missouri. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS

The consolidated financial statements of the Company as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited combined financial statements of Luxco, Inc. (a wholly-owned subsidiary of Luxco Group Holdings, Inc.) and its affiliates as of and for the years ended December 31, 2020 and 2019 incorporated in this prospectus by reference to the Current Report on Form 8-K/A filed on June 17, 2021, have been so incorporated in reliance on the report of BKD LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The table below itemizes the fees and expenses incurred or expected to be incurred by the registrant in connection with the registration and issuance of the securities being registered hereunder. The registrant will bear all expenses of this offering. All amounts shown are estimates.

Securities Act Registration Fee	*
FINRA Filing Fee	*
Legal Fees and Expenses	+
Printing Expenses	+
Accounting Fees and Expenses	+
Trustee Fees and Expenses	+
Miscellaneous	+
Total	+

*    Deferred in accordance with Rules 456(b) and 457(r).
+    Estimated expenses not presently known.
Item 15. Indemnification of Directors and Officers.

Section 17-6305 of the Kansas General Corporation Code provides that a corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Similarly, a Kansas corporation may also indemnify any person described in the previous sentence who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that any person found liable to the corporation may be indemnified only if a court has determined such person is fairly and reasonably entitled to indemnity for such expenses. To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any foregoing action, suit or proceeding, or in defense of any claim, issue or matter therein, Section 17-6305 of the Kansas General Corporation Code provides that such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

Our Bylaws provide that we will indemnify each of our officers and directors to the fullest extent permitted by Kansas law, as amended from time to time (but, in the case of any amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the law permitted us to provide prior to such amendment) and that any modification or repeal of our Bylaws will not adversely affect this indemnification right of our officers and directors with respect to any act or omission occurring prior to such modification or repeal. Our Bylaws further provide that any expenses (including attorneys’ fees) incurred by our officers and directors in connection with their defense of any indemnifiable proceeding or the enforcement of their indemnification rights will be paid by us in advance of the disposition of such action upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that they were not entitled to be indemnified.

As permitted by Section 17-6002(b)(8) of the Kansas General Corporation Code, our Articles of Incorporation eliminate a director’s liability to the Company and the Company’s stockholders for monetary damages for breach of a fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the Company or the Company’s stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) certain transactions under Section 17-6424 of the Kansas General Corporation Code (relating to liability for unauthorized acquisitions or redemptions of, or payment of dividends on, capital stock), or (d) for any transaction from which the director derived an improper personal benefit.

Our Bylaws also provide that the indemnification rights set forth in the Bylaws are not exclusive of other indemnification rights to which an indemnified party may be entitled under any statute, provision in our Articles of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. In this regard, our Bylaws include a provision that the indemnification provisions contained in our bylaws are deemed to be a contract between the Company and each of our current and future directors and officers providing these individuals with a contractual right to indemnification and to the advancement of expenses incurred as a result of any proceeding against them as to which they could be indemnified. Our Bylaws further authorize us to purchase and maintain insurance on behalf of our officers and directors and we have obtained insurance to cover such individuals for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.
The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description

1.1	Form of Underwriting Agreement (for common stock).*

1.2	Form of Underwriting Agreement (for debt securities).*

1.3	Form of Underwriting Agreement (for warrants).*

1.4	Form of Underwriting Agreement (for units).*

2.1
Agreement and Plan of Merger, dated as of January 22, 2021, by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, upon signing a joinder agreement, the shareholders of London HoldCo, Inc., and Donn Lux, as Sellers’ Representative (Incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed January 25, 2021 (File number 000-17196)).

2.2
Joinder to the Agreement and Plan of Merger dated as of January 22, 2021 by and among MGP Ingredients, Inc., London HoldCo, Inc., Luxco Group Holdings, Inc., LRD Holdings LLC, LDL Holdings DE, LLC, KY Limestone Holdings LLC, Donn Lux, as Sellers’ Representative, and the shareholders of London Holdco, Inc. (Incorporated by reference to Exhibit 2.2 of the Company’s Current Report on Form 8-K filed January 25, 2021 (File number 000-17196)).

3.1.1	Amended Articles of Incorporation of MGP Ingredients, Inc. (Incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed January 5, 2012 (File number 000-17196)).

3.1.2
Certificate of Amendment to Articles of Incorporation of MGP Ingredients, Inc., dated May 22, 2014 (Incorporated by reference to Exhibit A of the Company's Proxy Statement on Schedule 14A filed April 21, 2014 (File number 000-17196)).

3.2
Amended and Restated Bylaws of MGP Ingredients, Inc. dated February 22, 2017 (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed February 28, 2017 (File number 000-17196)).

4.1	Form of Indenture for MGP Ingredients, Inc.

4.2	Form of senior debt security.*

4.3	Form of subordinated debt security.*

4.4	Form of senior subordinated debt security.*

4.5	Form of Warrant Agreement (including Form of Warrant Certificate) for MGP Ingredients, Inc.*

4.6	Form of Unit Agreement (including Form of Unit Certificate).*

5.1	Opinion of Stinson LLP.

23.1	Consent of Stinson LLP (included in Exhibit 5.1).

23.2	Consent of KPMG, LLP.

23.3	Consent of BKD LLP.

24.1	Power of Attorney (contained on signature page herein).

25.1	Statement of Eligibility on Form T-1 of the Trustee for Debt Securities.**
* To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
In reviewing the agreements included as exhibits to this registration statement, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the registrants or the other parties to the agreements.
The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
•should not in any instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;
•have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;
•may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and
•were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.
Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the registrants may be found elsewhere in this registration statement and MGP’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.
Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, MGP Ingredients, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atchison, State of Kansas, on October 4, 2021.

MGP INGREDIENTS, INC.

By	/s/ David J. Colo
David J. Colo, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints David J. Colo, Brandon M. Gall and Thomas J. Lynn, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including all post-effective amendments), and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ David J. Colo
David J. Colo	President and Chief Executive Officer (Principal Executive Officer) and Director	October 4, 2021
/s/ Brandon M. Gall
Brandon M. Gall	Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 4, 2021
/s/ Anthony P. Foglio
Anthony P. Foglio	Director	October 4, 2021
/s/ Lori L.S. Mingus
Lori L.S. Mingus	Director	October 4, 2021
/s/ Karen Seaberg
Karen Seaberg	Director	October 4, 2021
/s/ M. Jeannine Strandjord
M. Jeannine Strandjord	Director	October 4, 2021
/s/ Neha J. Clark
Neha J. Clark	Director	October 4, 2021
/s/ Thomas A. Gerke
Thomas A. Gerke	Director	October 4, 2021
/s/ Donn S. Lux
Donn S. Lux	Director	October 4, 2021
/s/ Kevin S. Rauckman
Kevin S. Rauckman	Director	October 4, 2021